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                                                                    EXHIBIT 24.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this registration statement on Form SB-2 (File No. 33-41289) Amendment No. 2 of our report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, dated December 23, 1999, on our audits of the financial statements of Electropure, Inc. We also consent to the references to our firm under the captions "Experts" and "Change in Certifying Accountants".


Kelly & Company


Kelly & Company
Newport Bach, California
March 30, 2000